Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2016 RESULTS

Second-Quarter 2016 Highlights

•	Company Expanding in High-Growth Las Vegas Market with Aliante, Cannery

•	Sale of Borgata Interest Completed, Accelerating Deleveraging Efforts

•	Las Vegas Locals Revenue, Adjusted EBITDA Grow for 5th Consecutive Quarter

LAS VEGAS - AUGUST 3, 2016 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2016.

Boyd Gaming reported second-quarter 2016 net revenues of $544.9 million, compared to $559.9 million in the year-ago quarter. On a GAAP basis, and including discontinued operations, the Company reported net income of $30.0 million, or $0.26 per share, for the second quarter of 2016, compared to a net loss of $6.4 million, or $0.06 per share, for the year-ago period. Income from continuing operations, net of tax, for the second quarter was $11.3 million, or $0.10 per share, compared to a net loss of $12.4 million, or $0.11 per share, in the prior-year second quarter. Prior-year results were impacted by pretax losses on the early extinguishments of debt of $31.0 million. During the second quarter of 2016, the Company announced an agreement to sell its 50% equity interest in the parent company of Borgata Hotel Casino & Spa. As a result of this agreement, the Company's share of Borgata’s net income is reflected as discontinued operations in the accompanying consolidated financial statements.

Total Adjusted EBITDA(1) was $137.9 million, compared to $140.6 million in the second quarter of 2015. Adjusted Earnings(1) for the second quarter 2016 were $18.1 million, or $0.16 per share, compared to

Adjusted Earnings of $20.9 million, or $0.19 per share, for the same period in 2015. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “The second quarter of 2016 was a significant time for our Company, as we executed several transactions that will strengthen our financial foundation and position us for continued growth.  With the acquisitions of Aliante and the Cannery properties, we will be expanding our presence in the high-growth Las Vegas locals market. And we unlocked the significant value in our Borgata joint venture, allowing us to further accelerate our deleveraging efforts.”

Smith continued, “In terms of our operational performance, results across our business segments were varied.  In Las Vegas, strong performances in our Locals operations in April and June were tempered by a tough year-over-year comparison in May, while our Downtown Las Vegas operations continued to deliver a high level of performance. In the Midwest and South segment, our performance improved modestly from trends earlier in the year, while the Peninsula segment performed below our expectations, largely due to a weaker than expected gaming market in Kansas. We continue to make significant progress in the execution of our growth strategy, and are optimistic about the future.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, second-quarter 2016 net revenues were $154.9 million, an increase of 1.2% from $153.0 million in the year-ago quarter. Second-quarter 2016 Adjusted EBITDA was $43.2 million, up 2.4% from $42.2 million in the second quarter of 2015.

The segment achieved its fifth consecutive quarter of revenue growth, Adjusted EBITDA growth and margin improvements. Additionally, the Company’s amenity investment initiative continued to drive growth in non-gaming revenue during the quarter. Solid operating performances in April and June were partially offset by challenging year-over-year comparisons in May. In May 2015, one-time citywide events drove unusually strong visitation to the Las Vegas market.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $59.2 million in the second quarter of 2016, up 1.3% from $58.4 million in the year-ago period. Adjusted EBITDA increased 15.9% to $14.3 million, compared to $12.3 million in the second quarter of 2015.

The Downtown Las Vegas segment delivered its sixth straight quarter of revenue and double-digit Adjusted EBITDA gains, driven by growth in Hawaiian business and further increases in visitation to the downtown area. Results also benefitted from continued operational efficiencies, as operating margins improved by 300 basis points during the quarter.

Midwest and South; Peninsula
In the Midwest and South segment, net revenues were $207.8 million, compared to $217.8 million in the second quarter of 2015, while Adjusted EBITDA was $50.1 million versus $51.8 million in the year-ago period. The Peninsula segment reported net revenues of $122.9 million, compared to $130.6 million in the second quarter of 2015, and Adjusted EBITDA of $44.7 million versus $49.2 million in the year-ago period.

In the Midwest and South, five of the segment’s seven properties achieved Adjusted EBITDA above prior-year levels, and overall operating margins improved. Results reflect declines at IP and Par-A-Dice, as both properties continued to contend with new competition in their markets. Overall, the segment's Adjusted EBITDA performance reflected a slight improvement over first-quarter trends.

Peninsula segment results were largely impacted by revenue and Adjusted EBITDA declines at the Kansas Star, due to general softness in visitation across the state’s gaming market. Additionally, results at Evangeline Downs and Amelia Belle reflect continued economic weakness in south-central Louisiana.

Borgata
Borgata reported second quarter 2016 net revenues of $203.3 million, up from $191.2 million in revenues in the year-ago period. Adjusted EBITDA was $60.8 million, compared to $44.5 million in the year-ago period.

Year-over-year growth was primarily driven by higher slot volumes, normalized table game hold compared to the year-ago quarter, and a $5 million recovery from the Casino Reinvestment Development Authority, related to certain capital improvement projects.

The Company’s share of Borgata’s net income is reported as discontinued operations, and was $18.7 million for the second quarter of 2016, compared to $6.0 million in the year-ago period.

Balance Sheet Statistics
As of June 30, 2016, Boyd Gaming had cash on hand of $628.3 million, including $23.6 million related to Peninsula. Total debt was $3.71 billion, of which $960.5 million was related to Peninsula.

Borgata’s cash and debt balances are not included in the Company’s balance sheet. Borgata had cash on hand of $31.3 million and total debt of $603.0 million at June 30, 2016.

Full Year 2016 Guidance
Following Boyd Gaming’s divestiture of its 50% equity interest in Borgata, the Company is excluding Borgata’s results from its guidance for the full year 2016.

Boyd Gaming projects wholly-owned Adjusted EBITDA of $535 million to $555 million for the full year 2016, which includes anticipated fourth-quarter contributions from Aliante and the Cannery properties. Excluding these pending acquisitions, the Company projects wholly-owned Adjusted EBITDA of $535 million to $545 million for the full year 2016.

Conference Call Information
Boyd Gaming will host its conference call to discuss second-quarter 2016 results and provide an update on its pending acquisitions today, August 3, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 5148733. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/16471

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, August 3, beginning at 7:00 p.m. Eastern and continuing through Wednesday, August 10, at 11:59 p.m. Eastern. The passcode for the replay will be 10090638. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2016	2015	2016	2015
Revenues
Gaming	$452,928	$468,580	$915,479	$933,337
Food and beverage	75,898	77,909	152,698	154,205
Room	43,365	42,332	85,240	81,685
Other	29,693	30,642	61,159	60,327
Gross revenues	601,884	619,463	1,214,576	1,229,554
Less promotional allowances	57,010	59,596	117,324	119,109
Net revenues	544,874	559,867	1,097,252	1,110,445
Operating costs and expenses
Gaming	217,768	224,686	441,293	451,383
Food and beverage	42,116	42,913	83,919	84,480
Room	11,293	10,682	21,792	20,729
Other	18,827	19,744	38,159	39,390
Selling, general and administrative	79,002	81,013	160,853	162,702
Maintenance and utilities	25,009	26,616	48,857	51,935
Depreciation and amortization	48,250	51,964	95,903	103,906
Corporate expense	16,099	17,352	34,006	37,004
Project development, preopening and writedowns	5,897	1,749	7,738	2,704
Impairments of assets	—	—	1,440	1,065
Other operating items, net	123	54	552	170
Total operating costs and expenses	464,384	476,773	934,512	955,468
Operating income	80,490	83,094	162,740	154,977
Other expense (income)
Interest income	(959)	(465)	(1,456)	(936)
Interest expense, net of amounts capitalized	61,887	57,131	114,952	114,066
Loss on early extinguishments of debt	419	30,962	846	31,470
Other, net	65	1,270	142	1,888
Total other expense, net	61,412	88,898	114,484	146,488
Income (loss) from continuing operations before income taxes	19,078	(5,804)	48,256	8,489
Income taxes benefit (provision)	(7,771)	(6,586)	(15,389)	9,625
Income (loss) from continuing operations, net of tax	11,307	(12,390)	32,867	18,114
Income from discontinued operations, net of tax	18,715	5,965	30,345	10,564
Net income (loss)	$30,022	$(6,425)	$63,212	$28,678

Basic net income (loss) per common share
Continuing operations	$0.10	$(0.11)	$0.29	$0.17
Discontinued operations	0.16	0.05	0.27	0.09
Basic net income (loss) per common share	$0.26	$(0.06)	$0.56	$0.26
Weighted average basic shares outstanding	114,328	112,232	114,218	111,841

Diluted net income (loss) per common share
Continuing operations	$0.10	$(0.11)	$0.29	$0.16
Discontinued operations	0.16	0.05	0.26	0.09
Diluted net income (loss) per common share	$0.26	$(0.06)	$0.55	$0.25
Weighted average diluted shares outstanding	115,077	112,232	114,974	112,694

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2016	2015	2016	2015
Net Revenues by Reportable Segment
Las Vegas Locals	$154,936	$153,032	$313,334	$303,332
Downtown Las Vegas	59,212	58,434	117,817	115,038
Midwest and South	207,837	217,777	417,022	435,542
Peninsula	122,889	130,624	249,079	256,533
Net revenues	$544,874	$559,867	$1,097,252	$1,110,445

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$43,173	$42,175	$87,444	$81,052
Downtown Las Vegas	14,263	12,307	26,944	22,984
Midwest and South	50,056	51,777	98,869	102,761
Peninsula	44,691	49,164	91,803	95,527
Property Adjusted EBITDA	152,183	155,423	305,060	302,324
Corporate expense (a)	(14,286)	(14,777)	(29,471)	(31,419)
Adjusted EBITDA	137,897	140,646	275,589	270,905

Other operating costs and expenses
Deferred rent	817	859	1,633	1,716
Depreciation and amortization	48,250	51,964	95,903	103,906
Share-based compensation expense	2,320	2,926	5,583	6,367
Project development, preopening and writedowns	5,897	1,749	7,738	2,704
Impairments of assets	—	—	1,440	1,065
Other operating items, net	123	54	552	170
Total other operating costs and expenses	57,407	57,552	112,849	115,928
Operating income	80,490	83,094	162,740	154,977
Other expense (income)
Interest income	(959)	(465)	(1,456)	(936)
Interest expense, net of amounts capitalized	61,887	57,131	114,952	114,066
Loss on early extinguishments of debt	419	30,962	846	31,470
Other, net	65	1,270	142	1,888
Total other expense, net	61,412	88,898	114,484	146,488
Income (loss) before income taxes	19,078	(5,804)	48,256	8,489
Income taxes benefit (provision)	(7,771)	(6,586)	(15,389)	9,625
Income (loss) from continuing operations, net of tax	11,307	(12,390)	32,867	18,114
Income from discontinued operations, net of tax	18,715	5,965	30,345	10,564
Net income (loss)	$30,022	$(6,425)	$63,212	$28,678

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Unaudited)
(Continued)

_______________________________________________
(a) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2016	2015	2016	2015
Corporate expense as reported on Consolidated Statements of Operations	$16,099	$17,352	$34,006	$37,004
Corporate share-based compensation expense	(1,813)	(2,575)	(4,535)	(5,585)
Corporate expense as reported on the above table	$14,286	$14,777	$29,471	$31,419

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss) and Net Income (Loss) Per Share to
Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2016	2015	2016	2015
Net income (loss)	$30,022	$(6,425)	$63,212	$28,678
Less: income from discontinued operations, net of tax	(18,715)	(5,965)	(30,345)	(10,564)
Adjusted net income (loss)	11,307	(12,390)	32,867	18,114
Pretax adjustments:
Project development, preopening and writedowns	5,897	1,749	7,738	2,704
Impairments of assets	—	—	1,440	1,065
Other operating items, net	123	54	552	170
Loss on early extinguishments of debt	419	30,962	846	31,470
Other, net	65	1,270	142	1,888
Total adjustments	6,504	34,035	10,718	37,297

Income tax effect for above adjustments	294	(785)	30	(1,789)
Impact of tax audit settlements on provision	—	—	—	(22,606)
Adjusted earnings	$18,105	$20,860	$43,615	$31,016

Net income (loss) per share	$0.26	$(0.06)	$0.55	$0.25
Less: income from discontinued operations per share	(0.16)	(0.05)	(0.26)	(0.09)
Adjusted net income (loss) per share	0.10	(0.11)	0.29	0.16
Pretax adjustments:
Project development, preopening and writedowns	0.05	0.02	0.07	0.02
Impairments of assets	—	—	0.01	0.01
Other operating items, net	—	—	—	—
Loss on early extinguishments of debt	—	0.28	—	0.29
Other, net	0.01	0.01	—	0.02
Total adjustments	0.06	0.31	0.09	0.34

Income tax effect for above adjustments	—	(0.01)	—	(0.02)
Impact of tax audit settlements on provision	—	—	—	(0.20)
Adjusted earnings per share	$0.16	$0.19	$0.38	$0.28

Weighted average shares outstanding	115,077	113,021	114,974	112,694

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended June 30, 2016
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$338,772	$114,156	$—	$452,928
Food and beverage	66,981	8,917	—	75,898
Room	43,365	—	—	43,365
Other	29,960	4,425	(4,692)	29,693
Gross revenues	479,078	127,498	(4,692)	601,884
Less promotional allowances	52,400	4,610	—	57,010
Net revenues	426,678	122,888	(4,692)	544,874
Operating costs and expenses
Gaming	164,063	53,705	—	217,768
Food and beverage	35,943	6,173	—	42,116
Room	11,293	—	—	11,293
Other	16,197	7,322	(4,692)	18,827
Selling, general and administrative	66,510	12,492	—	79,002
Maintenance and utilities	21,813	3,196	—	25,009
Depreciation and amortization	34,570	13,680	—	48,250
Corporate expense	15,709	390	—	16,099
Project development, preopening and writedowns	5,744	153	—	5,897
Impairments of assets	—	—	—	—
Other operating items, net	71	52	—	123
Total operating costs and expenses	371,913	97,163	(4,692)	464,384
Operating income	54,765	25,725	—	80,490
Other expense (income)
Interest income	(500)	(459)	—	(959)
Interest expense, net of amounts capitalized	44,392	17,495	—	61,887
Loss on early extinguishments of debt	—	419	—	419
Other, net	(18)	83	—	65
Total other expense, net	43,874	17,538	—	61,412
Income before income taxes	10,891	8,187	—	19,078
Income taxes provision	(2,166)	(5,605)	—	(7,771)
Income (loss) from continuing operations, net of tax	8,725	2,582	—	11,307
Income from discontinued operations, net of tax	18,715	—	—	18,715
Net income	$27,440	$2,582	$—	$30,022

Basic net income per common share
Continuing operations				$0.10
Discontinued operations				0.16
Basic net income per common share				$0.26
Weighted average basic shares outstanding				114,328

Diluted net income per common share
Continuing operations				$0.10
Discontinued operations				0.16
Diluted net income per common share				$0.26
Weighted average diluted shares outstanding				115,077

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended June 30, 2015
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$347,647	$120,933	$—	$468,580
Food and beverage	68,195	9,714	—	77,909
Room	42,332	—	—	42,332
Other	30,755	4,940	(5,053)	30,642
Gross revenues	488,929	135,587	(5,053)	619,463
Less promotional allowances	54,631	4,965	—	59,596
Net revenues	434,298	130,622	(5,053)	559,867
Operating costs and expenses
Gaming	168,830	55,856	—	224,686
Food and beverage	36,556	6,357	—	42,913
Room	10,682	—	—	10,682
Other	16,759	8,038	(5,053)	19,744
Selling, general and administrative	68,023	12,990	—	81,013
Maintenance and utilities	23,345	3,271	—	26,616
Depreciation and amortization	34,863	17,101	—	51,964
Corporate expense	17,005	347	—	17,352
Project development, preopening and writedowns	1,226	523	—	1,749
Impairments of assets	—	—	—	—
Other operating items, net	(1)	55	—	54
Total operating costs and expenses	377,288	104,538	(5,053)	476,773
Operating income	57,010	26,084	—	83,094
Other expense (income)
Interest income	—	(465)	—	(465)
Interest expense, net of amounts capitalized	38,706	18,425		57,131
Loss on early extinguishments of debt	30,008	954	—	30,962
Other, net	1,245	25	—	1,270
Total other expense, net	69,959	18,939	—	88,898
Income before income taxes	(12,949)	7,145	—	(5,804)
Income taxes provision	(2,088)	(4,498)	—	(6,586)
Income (loss) from continuing operations, net of tax	(15,037)	2,647	—	(12,390)
Income from discontinued operations, net of tax	5,965	—	—	5,965
Net income (loss)	$(9,072)	$2,647	$—	$(6,425)

Basic net income (loss) per common share
Continuing operations				$(0.11)
Discontinued operations				0.05
Basic net loss per common share				$(0.06)
Weighted average basic shares outstanding				112,232

Diluted net income (loss) per common share
Continuing operations				$(0.11)
Discontinued operations				0.05
Diluted net per common share				$(0.06)
Weighted average diluted shares outstanding				112,232

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Six Months Ended June 30, 2016
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$684,078	$231,401	$—	$915,479
Food and beverage	134,256	18,442	—	152,698
Room	85,240	—	—	85,240
Other	61,940	8,789	(9,570)	61,159
Gross revenues	965,514	258,632	(9,570)	1,214,576
Less promotional allowances	107,771	9,553	—	117,324
Net revenues	857,743	249,079	(9,570)	1,097,252
Operating costs and expenses
Gaming	333,785	107,508	—	441,293
Food and beverage	71,376	12,543	—	83,919
Room	21,792	—	—	21,792
Other	33,259	14,470	(9,570)	38,159
Selling, general and administrative	134,814	26,039	—	160,853
Maintenance and utilities	42,571	6,286	—	48,857
Depreciation and amortization	68,640	27,263	—	95,903
Corporate expense	33,207	799	—	34,006
Project development, preopening and writedowns	7,434	304	—	7,738
Impairments of assets	1,440	—	—	1,440
Other operating items, net	500	52	—	552
Total operating costs and expenses	748,818	195,264	(9,570)	934,512
Operating income	108,925	53,815	—	162,740
Other expense (income)
Interest income	(535)	(921)	—	(1,456)
Interest expense, net of amounts capitalized	79,647	35,305	—	114,952
Loss on early extinguishments of debt	—	846	—	846
Other, net	(33)	175	—	142
Total other expense, net	79,079	35,405	—	114,484
Income before income taxes	29,846	18,410	—	48,256
Income taxes provision	(4,180)	(11,209)	—	(15,389)
Income from continuing operations, net of tax	25,666	7,201	—	32,867
Income from discontinued operations, net of tax	30,345	—	—	30,345
Net income	$56,011	$7,201	$—	$63,212

Basic net income per common share
Continuing operations				$0.29
Discontinued operations				0.27
Basic net income per common share				$0.56
Weighted average basic shares outstanding				114,218

Diluted net income per common share
Continuing operations				$0.29
Discontinued operations				0.26
Diluted net income per common share				$0.55
Weighted average diluted shares outstanding				114,974

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Six Months Ended June 30, 2015
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$695,361	$237,976	$—	$933,337
Food and beverage	134,512	19,693	—	154,205
Room	81,685	—	—	81,685
Other	61,363	8,845	(9,881)	60,327
Gross revenues	972,921	266,514	(9,881)	1,229,554
Less promotional allowances	109,126	9,983	—	119,109
Net revenues	863,795	256,531	(9,881)	1,110,445
Operating costs and expenses
Gaming	341,246	110,137	—	451,383
Food and beverage	71,754	12,726	—	84,480
Room	20,729	—	—	20,729
Other	34,023	15,248	(9,881)	39,390
Selling, general and administrative	136,456	26,246	—	162,702
Maintenance and utilities	45,406	6,529	—	51,935
Depreciation and amortization	69,817	34,089	—	103,906
Corporate expense	36,252	752	—	37,004
Project development, preopening and writedowns	2,051	653	—	2,704
Impairments of assets	1,065	—	—	1,065
Other operating items, net	70	100	—	170
Total operating costs and expenses	758,869	206,480	(9,881)	955,468
Operating income	104,926	50,051	—	154,977
Other expense (income)
Interest income	(4)	(932)	—	(936)
Interest expense, net of amounts capitalized	76,971	37,095		114,066
Loss on early extinguishments of debt	30,008	1,462	—	31,470
Other, net	1,702	186	—	1,888
Total other expense, net	108,677	37,811	—	146,488
Income before income taxes	(3,751)	12,240	—	8,489
Income taxes benefit (provision)	18,622	(8,997)	—	9,625
Income from continuing operations, net of tax	14,871	3,243	—	18,114
Income from discontinued operations, net of tax	10,564	—	—	10,564
Net income	$25,435	$3,243	$—	$28,678

Basic net income per common share
Continuing operations				$0.17
Discontinued operations				0.09
Basic net income per common share				$0.26
Weighted average basic shares outstanding				111,841

Diluted net income per common share
Continuing operations				$0.16
Discontinued operations				0.09
Diluted net income per common share				$0.25
Weighted average diluted shares outstanding				112,694

MARINA DISTRICT DEVELOPMENT COMPANY, LLC
dba BORGATA HOTEL CASINO AND SPA
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2016	2015	2016	2015
Revenues
Gaming	$180,987	$170,277	$355,000	$335,405
Food and beverage	38,002	36,392	71,760	70,860
Room	31,050	30,349	59,678	57,953
Other	10,138	10,397	19,265	18,907
Gross revenues	260,177	247,415	505,703	483,125
Less promotional allowances	56,830	56,252	112,063	109,373
Net revenues	203,347	191,163	393,640	373,752
Operating costs and expenses
Gaming	67,233	67,057	135,026	133,976
Food and beverage	19,135	19,147	35,919	36,834
Room	3,671	3,799	6,940	7,059
Other	8,768	9,590	16,091	16,344
Selling, general and administrative	28,804	32,523	64,226	66,676
Maintenance and utilities	14,973	14,520	29,340	30,511
Depreciation and amortization	14,638	14,791	28,987	29,590
Preopening expenses	242	—	313	—
Other operating items, net	(7,269)	(441)	(14,027)	(765)
Total operating costs and expenses	150,195	160,986	302,815	320,225
Operating income	53,152	30,177	90,825	53,527
Other expense
Interest expense, net of amounts capitalized	11,125	16,307	22,880	32,964
Loss on early extinguishments of debt	903	543	1,228	1,035
Total other expense	12,028	16,850	24,108	33,999
Income before state income taxes	41,124	13,327	66,717	19,528
State income tax benefit (expense)	(3,736)	(1,374)	(6,068)	453
Net income	$37,388	$11,953	$60,649	$19,981

Reconciliation of Adjusted EBITDA to Operating Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2016	2015	2016	2015
Adjusted EBITDA	$60,763	$44,527	$106,098	$82,352
Less:
Depreciation and amortization	14,638	14,791	28,987	29,590
Preopening expenses	242	—	313	—
Other operating items, net	(7,269)	(441)	(14,027)	(765)
Operating income	$53,152	$30,177	$90,825	$53,527

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and write-down expenses, impairments of assets, loss on early extinguishments of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and write-down expenses, impairments of assets, certain adjustments to property tax accruals, other items, net, gain or loss on early extinguishments of debt, other non-recurring adjustments, net, the impact on Boyd’s income tax provision of tax audit settlements, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s pending acquisitions, continued growth, strengthening the Company’s financial foundation, long-term growth trends throughout southern Nevada, optimism for long-term prospects for the business, the high-growth locals market, progress on the Company’s strategic growth plan, and all of the statements under the heading “Full-Year 2016 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: failure of the Company’s pending acquisitions to close, or to close when anticipated; fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 21 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.